UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 7, 2009

Date of Report (date of earliest event reported)

XTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33282	41-2047573
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

125 Constitution Drive

Menlo Park, California 94025-1118

(Address of principal executive offices)

(650) 475-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On August 7, 2009, XTENT, Inc., (the “Company”) entered into a letter agreement with TGI Financial, Inc., doing business as Gerbsman Partners (“Gerbsman Partners”) pursuant to which the Company has engaged Gerbsman Partners to provide advice and assistance in connection with the wind up of the Company’s business and the liquidation of its assets, including its intellectual property (the “Gerbsman Agreement”).  Under the terms of the Gerbsman Agreement, the Company agrees to pay a non-refundable retainer fee of $125,000 to Gerbsman Partners.  The Company has also agreed to pay Gerbsman Partners a performance fee equal to 10% of the first $1,000,000 of proceeds received from the liquidation of the Company’s assets; plus 8% of any proceeds above $1,000,000 but not more than $2,000,000; plus 6% of any proceeds in excess of $2,000,000 (the “Performance Fee”); provided that the minimum Performance Fee payable shall be $100,000.  In addition, the Company agrees to reimburse Gerbsman Partners for its reasonable business expenses.  Under the terms of the Gerbsman Agreement, the Company also agrees to indemnify Gerbsman Partners and its directors, officers, employees, consultants and agents from losses, claims, damages or liabilities, arising out of the performance of services under the Gerbsman Agreement, except to the extent they result from the gross negligence, recklessness or willful misconduct of any such indemnified persons.  The Gerbsman Agreement has a term of one (1) year, but it may be terminated by the Company on three (3) business day’s prior written notice.  Upon termination of the Gerbsman Agreement, the Company will not be entitled to receive all or any portion of the $125,000 non-refundable retainer fee, it will be obligated to pay Gerbsman Partners’ reasonable business expenses incurred prior to termination, and it will remain obligated to pay the Performance Fee with respect to any sale of assets, merger, assumption of debt or other liquidating transaction that occurs within one (1) year after the termination of the Gerbsman Agreement.  A copy of the Gerbsman Agreement is attached as Exhibit 10.14 to this Current Report and is incorporated herein by reference.

On August 11, 2009, the Company entered into a Commission Agreement with Counsel RB Capital LLC (“Counsel RB”) pursuant to which the Company has engaged Counsel RB to conduct one or more public auction(s) for the sale of the Company’s assets other than its intellectual property (the “Counsel RB Agreement”).  Under the terms of the Counsel RB Agreement, buyers of the Company’s assets will pay a buyer’s premium of 12.5% (15% for purchases made via the internet), which amount will be paid to Counsel RB. The Company will also reimburse Counsel RB for up to $35,000 of fees related to the services provided under the Counsel RB Agreement.  If the Company cancels the auction prior to the date on which Counsel RB mails auction brochures advertising the auction, the Company has agreed to pay Counsel RB $50,000 plus actual incurred expenses.  If the Company cancels the auction after the date on which Counsel RB mails auction brochures advertising the auction, the Company has agreed to pay Counsel RB $75,000 plus actual incurred expenses.  In addition, the Company may remove select assets from the auction if a purchaser of all or part of the Company’s intellectual property pursuant to the Gerbsman Agreement discussed above purchases such assets.  If the Company removes those assets from the auction, it has agreed to pay $50,000 to Counsel RB and reimburse Counsel RB for actual incurred expenses.  Under the terms of the Counsel RB Agreement, the Company agrees to indemnify Counsel RB and its officers, agents, and employees against claims, demands, liabilities, judgments, damages, settlements, costs and expenses arising out of Counsel RB’s performance under the Counsel RB Agreement, provided they are not caused by Counsel RB’s negligence or willful or intentional misconduct.  A copy of the Counsel RB Agreement is attached as Exhibit 10.15 to this Current Report and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.14	Letter Agreement dated August 7, 2009 by and between XTENT, Inc. and TGI Financial, Inc., doing business as Gerbsman Partners.
10.15	Commission Agreement dated August 11, 2009 by and between XTENT, Inc. and Counsel RB Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTENT, INC.

Date: August 13, 2009	By:	/s/ Gregory D. Casciaro
Gregory D. Casciaro
President and Chief Executive Officer